EXHIBIT (14)

POWERS OF ATTORNEY

POWER OF ATTORNEY

WITH RESPECT TO

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

SEPARATE ACCOUNTS

Know all men by these presents that Joe Carusone, whose signature appears below, constitutes and appoints Frank A. Camp and Craig D. Vermie, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Separate Accounts of Transamerica Financial Life Insurance Company, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.

/s/ Joe Carusone
Joe Carusone Director Transamerica Financial Life Insurance Company

October 25, 2004

Date

POWER OF ATTORNEY

WITH RESPECT TO

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

SEPARATE ACCOUNTS

Know all men by these presents that Ronald F. Mosher, whose signature appears below, constitutes and appoints Frank A. Camp and Craig D. Vermie, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Separate Accounts of Transamerica Financial Life Insurance Company, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.

/s/ Ronald F. Mosher
Ronald F. Mosher Director Transamerica Financial Life Insurance Company

October 25, 2004

Date